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                                                                    Exhibit 99.1

        SUMMARIZED FINANCIAL INFORMATION OF TELCORDIA TECHNOLOGIES, INC.

As of January 31, 2004, current assets were $114,278, non-current assets were $2,102,712, current liabilities were $423,624 and non-current liabilities were $302,225, respectively. For the years ended January 31, 2003 and 2004, net sales were $1,087,162 and $899,476, respectively, operating income was $193,811 and $149,702, respectively, income from continuing operations was $153,909 and $113,448, respectively and net income was $161,716 and $124,807, respectively. For the years ended January 31, 2003 and 2004, cash flow from operating activities was $342,444 and $140,755, respectively. For the years ended January 31, 2003 and 2004, cash flow used in investing activities was ($12,430) and ($15,602). For the years ended January 31, 2003 and 2004, cash flow used in financing activities was ($331,635) and ($124,891).

This summarized financial information was derived from the audited consolidated financial statements of Telcordia Technologies, Inc. for the years ended January 31, 2003 and 2004. Audited consolidated financial statements for the year ended January 31, 2005 were not available at the time of filing this Form 8-K/A. Therefore, the summarized financial information for the year ended January 31, 2005 will be filed by amendment to this Form 8-K/A.